Exhibit 99.1

FOR IMMEDIATE RELEASE

DTS REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

Agoura Hills, Calif. – November 7, 2005 – DTS, Inc. (Nasdaq: DTSI) today reported results for the third quarter ended September 30, 2005.

For the third quarter of 2005, DTS reported revenue of $17.6 million, which compares to $16.0 million in revenue reported in the third quarter of 2004.  The increase in revenue over the prior period was largely due to the inclusion of DTS Digital Images revenue in 2005 results.  Net income for the third quarter of 2005 was $1.2 million, or $0.07 per diluted share, which compares to net income of $3.2 million, or $0.18 per diluted share, reported in the third quarter of 2004.

“Our financial results were in line with our expectations and guidance for the third quarter, as significant growth rates in our emerging consumer markets and in our cinema hardware business helped offset softness in the DVD-related market,” commented Jon Kirchner, president and CEO of DTS.  “Additionally, we continued to invest in our business, as planned during the quarter, to support future growth initiatives associated with next generation high definition optical media formats and digital content delivery in cinema.

“In the fourth quarter, we believe that the combination of continued softness in our consumer licensing business coupled with ongoing investments in growth initiatives will impact our business.  We are now planning for revenue in the range of $16.0 to $18.0 million and net income per share in the range of $0.03 to $0.05.  In 2006, we expect our investments to accelerate growth and advance our competitive position and are currently planning for revenue growth of approximately 15% with EPS in the neighborhood of $0.65, excluding charges related to FAS 123(R).

“We believe that the transition to high-definition optical media players will positively impact growth in the home theatre, PC and game console markets in the second half of 2006 and beyond.  This will provide us with a unique opportunity to rapidly scale and leverage our licensing business.  Similarly, the movement to digital content delivery in theaters will necessitate a major infrastructure upgrade which should result in significant growth in the sale of hardware, software and services to content providers and theaters.  Over time, we believe the successful realization of these opportunities will help us build a far more profitable and diversified digital entertainment company,” concluded Kirchner.

Conference Call Information

DTS will broadcast a conference call discussing the company’s third quarter results today, Monday, November 7, 2005, starting at 5:00 p.m. Eastern Time.  The live webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.dtsonline.com.  A replay of the webcast will begin two hours after the completion of the call.  An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on November 7, 2005, through November 11, 2005, by dialing 800-405-2236 and entering the passcode 11041192.

About DTS

DTS, Inc. (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processors, and there are more than 300 million DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software.  DTS audio products are featured on more than 24,000 motion picture screens worldwide.  Additionally, DTS provides imaging technology and services for the motion picture industry; DTS Digital Images, formerly Lowry Digital Images, is a wholly-owned subsidiary of DTS and an industry leader in image restoration and enhancement.  Founded in 1993, DTS is headquartered in Agoura

Hills, California and has offices in the United Kingdom, France, Italy, Canada, Hong Kong, Japan and China.  For further information, please visit www.dts.com.

DTS is a registered trademark of DTS, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Vanessa Lehr	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS
erica@blueshirtgroup.com	818-706-3525
vanessa@blueshirtgroup.com	kthomson@dtsonline.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov.  DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

DTS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of December 31, 2004	As of September 30, 2005
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,271	$30,406
Short-term investments and marketable securities	93,040	78,124
Accounts receivable, net of allowance for doubtful accounts of $402 and $398 at December 31, 2004 and September 30, 2005, respectively	4,649	8,692
Inventories	3,669	4,077
Deferred tax assets, net	9,144	8,023
Prepaid expenses and other	3,651	2,946
Income tax receivable	72	1,358
Total current assets	135,496	133,626
Long-term investments and marketable securities	2,657	—
Property and equipment, net	3,539	7,267
Goodwill	—	3,640
Intangible assets, net	1,779	11,672
Deferred tax assets	500	1,762
Other assets	718	541
Total assets	$144,689	$158,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,716	$3,445
Accrued expenses	5,688	6,437
Deferred revenue	519	2,102
Total current liabilities	9,923	11,984
Deferred tax liability	—	3,897

Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2004 and September 30, 2005; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2004 and September 30, 2005; 17,067,573 and 17,434,882 issued and outstanding at December 31, 2004 and September 30, 2005, respectively	2	2
Additional paid-in capital	121,431	122,726
Retained earnings	13,333	19,899
Total stockholders’ equity	134,766	142,627

Total liabilities and stockholders’ equity	$144,689	$158,508

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2005	2004	2005
	(Unaudited)

Revenues:
Technology and film licensing	$13,058	$12,611	$36,275	$43,910
Product sales and other revenues	2,894	4,942	8,526	13,428
Total revenues	15,952	17,553	44,801	57,338
Cost of goods sold:
Technology and film licensing	1,199	1,194	3,345	3,511
Product sales and other revenues	1,911	3,450	5,578	10,626
Total cost of goods sold	3,110	4,644	8,923	14,137
Gross profit	12,842	12,909	35,878	43,201
Operating expenses:
Selling, general and administrative	6,746	8,971	19,984	25,095
Research and development	1,501	2,612	4,401	7,238
In-process research and development	—	—	—	2,300
Total operating expenses	8,247	11,583	24,385	34,633
Income from operations	4,595	1,326	11,493	8,568
Interest income, net	373	635	1,122	1,824
Other expense, net	31	123	—	100
Income from legal settlement	—	—	2,601	—
Income before provision for income taxes	4,999	2,084	15,216	10,492
Provision for income taxes	1,774	890	5,432	3,926
Net income	$3,225	$1,194	$9,784	$6,566

Net income per common share:
Basic	$0.19	$0.07	$0.58	$0.38
Diluted	$0.18	$0.07	$0.54	$0.36
Weighted average shares used to compute net income per common share:
Basic	17,005,750	17,411,461	16,805,643	17,275,515
Diluted	18,217,995	18,342,186	18,129,068	18,194,333